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Exhibit 10.1

EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is made and entered into effective as of July 1, 2002 between Atchison Casting Corporation, a Kansas corporation (the "Company"), and Hugh H. Aiken (the "Employee") and supersedes the Employment Agreement between the parties dated as of June 14, 1991, as amended, in its entirety.

        WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, as provided herein;

        NOW, THEREFORE, in consideration of the rights and obligations described herein, the Company and the Employee hereby agrees as follows:

        1.    Term.    The Company shall employ the Employee for a term commencing upon the effective date of this Agreement and continuing for three years after the date hereof. This Agreement shall be considered renewed for additional one year terms unless the Company or the Employee provides three months notice to the other party that such party intends to terminate this Agreement.

        2.    Duties.    The Employee shall be employed as Vice President, with responsibility for European operations, insurance claims, the Deloitte claim and such other duties as may be assigned to him by the Chief Executive Officer of the Company from time to time. The Employee will account and be directly responsible to the Chief Executive Officer.

        3.    Full Time; Best Efforts.    During the term of this Agreement, the Employee shall use his best efforts to promote the interests of the Company and shall devote his full business time and efforts to its business and affairs. The Employee shall not, without the prior approval of the Chief Executive Officer of the Company, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder.

        4.    Compensation.    In consideration of the services to be furnished by the Employee hereunder and subject to the other terms of this Agreement, the Employee shall be entitled to:

          (a)    A base salary of $144,500 per annum (the "Base Salary"), payable at such times as salaries of other senior executives of the Company are paid. The Base Salary may be increased, but not decreased, as determined by the Board of Directors;

          (b)    Retention payments of $12,041.66 per month ("Retention Payments"), payable on the first day of each month and continuing for a period of thirty-six (36) months.

          (c)    Annual incentive pay as determined by the Board of Directors.

          (d)    The stock option for 20,000 shares due Employee on July 1, 2002 under his existing contract will be the last such option. After that date any options would have to be newly approved by the Compensation Committee.

        5.    Benefits.    In addition to the foregoing compensation, the Employee will be entitled to such reasonable and customary fringe benefits as are generally and regularly available to the Company's employees, including life insurance and health insurance except that the Employee will not be entitled to any benefits or payments on account of the termination of this Agreement or the severance of his relationship with the Company other than those set forth in Section 7 hereof. The Employee shall be entitled to reimbursement of all reasonable expenses incurred by him in the ordinary course of business on behalf of the Company, subject to presentation of appropriate documentation and reasonable approval by the Company. The Employee shall also be reimbursed for all reasonable out-of-pocket expenses incurred by him in selling his house in Atchison, Kansas and moving himself and his immediate family from Atchison, Kansas to Europe.

        6.    Confidentiality and Non-Competition.

          (a)    The Employee will not, at any time, directly or indirectly, during the term of his business affiliation with, or employment by, the Company divulge to any person, firm, organization or corporation, except to the Company or its officers, directors or agents or as otherwise reasonably required in connection with the performance of his duties on behalf of the Company, any Confidential Information (as hereinafter defined) acquired by him during the term of his affiliation with, or employment by, the Company or in connection therewith. For the purpose of this Agreement, "Confidential Information" shall mean any technology, ideas, concepts, design, devices or other information belonging to the Company or relating to the Company's affairs, including, but not limited to, all trade secrets, unpublished proprietary or other information of the Company, whether or not invented, discovered, developed, originated or created by the Employee, with respect to any business conducted or proposed to be conducted by the Company or any present or proposed services or products of the Company, and any and all records, data and information of the Company, including but not limited to customer lists, price lists, marketing plans, strategies or other matters; provided, however, that Confidential Information shall not include any information which has entered or enters the public domain through no fault of the Employee.

          (b)    The Employee will make no use whatsoever, directly or indirectly, at any time, of any Confidential Information, except in the course of his employment by or business affiliation with the Company and only as required in connection therewith.

          (c)    Upon the Company's request at any time and for any reason whatsoever, the Employee will deliver to the Company any materials (including all copies thereof) in his possession which relate directly or indirectly to Confidential Information.

          (d)    All inventions, developments or improvements made by the Employee, either alone or in conjunction with others, at any time or at any place during the term of his affiliation with, or employment by, the Company which relate to the business in which the Company is engaged or in which the Company intends to engage shall be the exclusive property of the Company. The Employee shall disclose any such invention, development or improvement promptly to the Company, and, at the request and expense of the Company, to assign all of his rights to the same to the Company. Furthermore, the Employee shall sign all instruments necessary for the filing and prosecution of any applications for or extension or renewals of letters patent of the United States or any foreign country which the Company desires to file.

          (e)    All copyrightable work by the Employee during the term of his affiliation with, or employment by, the Company is intended to be "work made for hire" as that term is defined in Section 101 of the Copyright Act of 1976, and shall be the property of the Company. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, the Employee will, without further consideration, assign to the Company all right, title and interest in such copyrightable work and will assist the Company and its nominees in every proper way, entirely at the Company's expense, to secure, maintain and defend for the Company's own benefit copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and to remain the property of the Company whether copyrighted or not.

          (f)    During the period of his business affiliation with, or employment by, the Company and for a period of two years after the termination of the Employee's employment with the Company for any reason whatsoever, other than termination without "cause" (as defined in Section 7 hereof), or due to change of control, the Employee will not directly or indirectly, individually or as a consultant to, or as employee, officer, director, stockholder, partner or other owner or participant in any business entity, engage in any business which produces products or provides services which compete with the Company's products or services within the United States or Canada (the "Prohibited Activities").

          (g)    In the event the Employee's employment is terminated by the Company without cause or due to a change in control the Employee may engage in the Prohibited Activities.

          (h)    During the period of his business affiliation with, or employment by, the Company and for a period of two years after the Employee's termination of employment for any reason whatsoever, the Employee will not directly or indirectly, individually or as a consultant to, or as employee, officer, director, stockholder, partner or other owner or participant in any business entity other than the Company, solicit or endeavor to entice away from the Company, or otherwise materially interfere with the business relationship of the Company with, (i) any person who is, or was within the 12-month period immediately prior to the termination of the Employee's business affiliation with or employment by the Company, employed by or associated with the Company or (ii) any person or entity who is, or was within the 12-month period immediately prior to the termination of the Employee's business affiliation with or employment by the Company, a customer or client of the Company.

          (i)    Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Section 6 could result in material irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining him from engaging in any activities prohibited by this Section 6 or such other equitable relief as may be required to enforce specifically any of the covenants of this Section 6. The Employee further acknowledges that the provisions of this Section 6 shall survive the termination of this Agreement or his business affiliation with or employment by the Company, and shall continue thereafter indefinitely in full force and effect in accordance with the terms of this Section 6.

        7.    Termination.

          (a)    Termination For Cause.    The Employee's employment with the Company may be terminated at any time by the Company for cause, after notice and after the Employee has had an opportunity to present his view of the relevant facts and circumstances. As used herein, "cause" shall mean the reasonable and good faith determination by the Board of Directors of the Company that the Employee has (a) materially breached any of the terms of this Agreement, (b) engaged in gross misconduct, criminal acts or acts of moral turpitude injurious to the Company, (c) engaged in acts of dishonesty adversely affecting the Company, or (d) failed adequately to perform his duties for the Company. In the event that the Employee's employment hereunder is terminated by the Company for cause, the Company shall have no further obligation to make any payments or provide any benefits to the Employee hereunder except for Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment and the Employee shall have no further rights hereunder, other than the right to exercise his stock options.

          (b)    Voluntary Termination.    In the event that the Employee voluntarily resigns from employment with the Company, the Company shall have no further obligation to make any payments or provide any benefits to the Employee hereunder except for Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment and the Employee shall have no further rights hereunder except the right to exercise his stock options.

          (c)    Death or Disability.    In the event the Employee's employment hereunder is terminated on account of his death or disability during the initial three year term of this Agreement, the Company shall be obligated to pay the Employee, or his heirs, estate or personal representatives, the following amounts in satisfaction of all obligations under this Agreement: (i) his Base Salary payments that have accrued but had not been paid prior to the date of termination of his employment; plus (ii) an amount equal to two times his Base Salary in effect as of June 2002 minus the total amount of his Retention Payments paid as of the date of his termination of employment. Such amounts shall be payable at such times as the amounts would have been paid if the Employee had continued employment with the Company, provided that the Company, in its discretion, may accelerate the payment of such amounts. If the Employee's employment is terminated on account of his death or disability after the initial three year term of this Agreement, the Company shall have no further obligation to make any payments or provide any benefits to the Employee hereunder except for Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment and the Employee shall have no further rights hereunder except to exercise his stock options. As used herein, "disability" shall mean illness (mental or physical) or accident which prevents the Employee from performing his duties for the Company for a period of six consecutive months and which, in the good faith and reasonable determination of the Board of Directors of the Company, is likely to render him permanently unable to perform his duties.

          (d)    Termination Without Cause.    In the event that the Employee's employment is terminated by the Company for any reason other than for cause, disability or death during the initial year term of this Agreement, the Company shall be obligated to pay the Employee the following amounts in satisfaction of all obligations under this Agreement: (i) his Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment; plus (ii) an amount equal to three times his Base Salary in effect as of June 2002 minus the total amount of his Retention Payments paid as of the date of his termination of employment. If the Employee's employment is terminated by the Company for any reason other than for cause, disability or death after the initial year term of this Agreement, the Company shall have no further obligation to make any payments or provide any benefits to the Employee hereunder except for Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment, plus three months salary, and the Employee shall have no further rights hereunder except to exercise his stock options.

          (e)    Change of Control.    In the event of a change of control of the Company during the term of this Agreement, the Company shall be obligated to pay the Employee the following amounts in satisfaction of all obligations under this Agreement: (i) his Base Salary payments that had accrued but had not been paid prior to the date of termination of his employment; plus (ii) an amount equal to three times his Base Salary in effect as of June 2002, minus the total amount of his Retention Payments paid as of the date of such change of control, irrespective of whether or not the Employee remains in the employ of the Company following such change of control.

          A "change of control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

  (i)
  Any person (as such term is defined in section 3(a)(9) of the Securities and Exchange Act 1934, as amended (the "Exchange Act"), and used in sections 13(d) and 14(d) thereof, including a "group" as defined in section 13(d) thereof) is or becomes the beneficial owner (as such term is described in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the Company's then outstanding securities; or

  (ii)
  The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of board of directors of the Company then serving: individuals who, on July 1, 2002, constitute the board of directors of the Company and any new director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of board of directors of the Company (as such terms are used in Rule 14A-11 of the Exchange Act)) whose appointment or election by the board of directors of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's board of directors then still in office who either were directors on July 1, 2002, or whose appointment, election, or nomination for election was previously approved; or

  (iii)
  The consummation (i.e., closing) of an agreement in which the Company agrees to merge or consolidate with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in subparagraph (ii) above constitute more than one-half (1/2) of the members of the board of directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of either the then outstanding shares of the Company or the combined voting power of the Company's then outstanding securities; or

  (iv)
  The consummation of (x) a plan of complete liquidation or dissolution of the Company; or (y) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

  (v)
  The adoption of a resolution by the board of directors of the Company to the effect that any person has acquired effective control of the business and affairs of the Company.

          Notwithstanding the foregoing, a change in control of the Company shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        8.    Enforceability, etc.    This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provisions or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

        9.    Notices.    Any notice or other communication pursuant to this Agreement shall be in writing and shall be personally delivered, sent by telecopy or mailed by first class certified or registered mail, postage prepaid, return receipt requested as follows:

  (a)
  If to the Company:

      Atchison Casting Corporation
      400 South Fourth Street
      Atchison, Kansas 66002-0188
      Attention: Chief Executive Officer

  (b)
  If to the Employee:

      Hugh H. Aiken
      823 N 5th St
      Atchison, KS 66002

or to such other address as the parties shall have designated by notice to the other parties. Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid, return receipt requested, or, if sent by telecopy, when confirmed.

        10.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

        11.    Amendments and Waivers.    No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in-writing and signed by or on behalf of both parties hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

        12.    Binding Effect.    This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

        13.    Assignability.    This Agreement shall not be assignable in whole or in part by either party, except that the Company may assign this Agreement to and it shall be binding upon and inure to the benefit of any parent, subsidiary or affiliate of the Company or any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.

        14.    Entire Agreement.    This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby, and replaces and supersedes all other agreements and understandings relating thereto.

        Dated this 8th day of August, 2002, but effective as of July 1, 2002.

ATCHISON CASTING CORPORATION
By:	/s/ T. K. ARMSTRONG, JR. Thomas K. Armstrong, CEO
/s/ HUGH H. AIKEN Hugh H. Aiken

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EMPLOYMENT AGREEMENT